                                                                      EXHIBIT 32

    CERTIFICATION BY THE CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
          RELATING TO A PERIODIC REPORT CONTAINING FINANCIAL STATEMENTS

      I, David W. Trego, Chief Executive Officer, and I, John C. Barney, Chief Financial Officer, of UGI Utilities, Inc., a Pennsylvania corporation (the "Company"), hereby certify that to our knowledge:

      (1) The Company's periodic report on Form 10-Q for the period ended March 31, 2005 (the "Form 10-Q") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                      * * *

CHIEF EXECUTIVE OFFICER                      CHIEF FINANCIAL OFFICER

/s/ David W. Trego                           /s/ John C. Barney
-------------------------                    --------------------------------
David W. Trego                               John C. Barney

Date: May 6, 2005                            Date: May 6, 2005